UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer
Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Uroplasty, Inc. held its annual meeting of shareholders on September 14, 2011. At the meeting, each of Sven A Wehrwein, R. Patrick Maxwell and Robert E. Kill were reelected as class II directors to serve until the annual shareholder meeting in 2014 or until their successors are elected and qualify.  The shareholders also ratified the appointment of Grant Thornton LLP as Uroplasty’s independent registered public accounting firm for the year ending March 31, 2012.

As of the July 19, 2011 record date for the meeting, there were 20,752,282 shares of common stock issued and outstanding and 17,910,070 shares were represented at the annual meeting. The voting results were as follows:

1.  Election of Directors

	For	Withheld	Broker Non-Votes
Sven A Wehrwein	11,693,000	230,877	5,986,193
R. Patrick Maxwell	11,378,169	545,708	5,986,193
Robert E. Kill	11,711,672	212,206	5,986,193

2.  Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 17,739,976 shares in favor, 5,415 shares against, 164,679 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ MAHEDI A. JIWANI
Mahedi A. Jiwani, Chief Financial Officer

Dated: October 3, 2011